Exhibit 10.15

(English Translation)

Shenzhen Municipality

Labor Contract

(Applicable to Full-Time Employment)

Shenzhen Municipal Labor and Social Security Bureau Draws Up

Party A (The Employer)	Party B (The Employee)

Name Shenzhen Skyrise Technology Co., Ltd	Name Yanchun Jiang
Address 4f, Bldg. 3, Maqueling, Middle Area	Gender Male
Of High And New Tech. Industry Park,
Nanshan, Shenzhen,
Legal representative:	ID (Passport)
(Main Person in Charge) Mingchun Zhou	No. 512224197504090034
Contact Min She	Address 3B Building 3, Garden City, Shekou, Nanshan, Shenzhen
Xinghai famous city 4-7-5C
Tel: 26012512	Tel: 13603023010

According to the Labor Law of the People's Republic of China (The Labor Law hereafter), the Law of the People’s Republic of China on Employment Contracts (The Employment Contract Law hereafter), relative laws and regulations, Party A and Party B sign this contract abiding by principles of lawful, fair, equal and voluntary, negotiation, honest and faithful, and will obey all the regulations set forth by this contract.

1.	Contract Term

1.1	Both Parties agree to follow the 1.11 way of deciding the contract term below:

	1.11	Fixed Term: From 2009 (year) 5 (month) 27 (day) to 2010 (year) 5 (month) 27 (day).

	1.12	Open-ended (labor) Term: From (year) (month) (day)

	1.13	Confirm the term based on task: From (year) (month) (day) to the date the task of__________ been finished. The mark of finishing the task is __________.

	1.2	Probation period None (The probation period is included in the contract term, if there is no probation period, please write “none”)

2.	Job Responsibility and Location

Party B’s job responsibility (position or type of work): Vice President/CTO. Party B’s working location Shenzhen (or other designated place).

3.	Working Time and Holidays

3.1 Both Parties agree to follow the First way below to decide Party B’s working time.

3.11	Standard Working Hour, which is 8 hours per day (not exceed 8 hours), 40 hours per week (not exceed 40 hours), at least one day for rest per week.

	3.12	Flexible working hour, which means the position of Party B could apply flexible working hour which has been examined and approved by administrative authority of Labor and Social Security.

	3.13	Comprehensive working hour, which means the position of Party B could apply comprehensive working hour which has been examined and approved by the administrative authority of Labor and Social Security.

3.2	If Party A needs to prolong the working hour due to manufacturing or management need, Party A should execute according to the Clause 41 of The Labor Law.

3.3	Party B should have the right to enjoy legal festivals and holidays such as marriage leave, maternity leave, funeral leave etc.

3.4	Other rest arrangement of Party B follows the Employee Handbook regulations.

4.	Salary

4.1	Party A should establish the salary system according to law and inform Party B. The salary should not be lower than the lowest salary of the year publicly announced by the city government.

4.2	Party B’s monthly salary is according to negotiation agreement of both parties. (Of which the salary for probation period is ____) or according to negotiation agreement of both parties.

4.3	Party A distributes salary on 12th of every month. Party A should distribute the salary at least once per month to Party B by way of currency.

4.4	Party B’s overwork salary, holiday salary and salary under special circumstances should be paid according to related laws and regulations.

4.5	Both Parties’ other agreements on the salary: RMB 10,000 per month.

5.	Social Insurance and Welfare

5.1	Both Parties should join the social insurance plan and pay the insurance fee according to the regulations of the city, the province and the country government.

5.2	If Party B gets sick or injured but not due to work, Party A should allow medical treatment period and provide welfare of medical treatment period to Party B according to the regulations of the city, the province and the country government.

5.3	If Party B gets vocational disease or injured due to work, Parry A should execute the related laws and regulations according to Occupational Disease Prevention Law and Work-related Injury Insurance Regulations.

5.4	Party A should provide Party B with below welfare according to the related regulations of the Employee Handbook.

6.	Labor protection, working conditions, protection against occupational hazards

6.1	Based on labor protection regulation of the city, the province and the country, Party A provide working place that is in line with the safety and health standard of the country and necessary labor protection products to ensure the safety and health of Party B during the work.

6.2	Based on regulation of the city, the province and the country, Party A is prepared to give special protection for women and workers under 18 years old.

6.3	Party B engages in the work of___, which may cause occupational hazard____. Party A should take protection measures___ and provide health check to Party B__times every year.

6.4	Party B has the right to not follow the illegal command and enforced risky working command. For actions that harm the safety and health of Party B, Party B has the right to ask for rectification or report to related department.

7.	Regulations

7.1	For regulations made by Party A according to the law, Party B should be informed.

7.2	Party B should comply with the regulations of the city, the province and the country and regulations made by Party A, finish work on time, improve its vocational skills, and abide by the safety operation rule and ethics.

7.3	Party B should comply with regulations related to family planning of the city, the province and the country.

8.	Change of the Contract

The contract can be changed with the agreement of both parties in a written way. The changed contract should be held by each party with one copy respectively.

9.	Contract Rescission and Termination

9.1	The contract could be rescinded on mutual agreement of both Parties.

9.2	The contract could be rescinded on the condition that Party B informs Party A by written notice 30 days in advance; The contract could be rescinded on the condition that Party B informs Party A 3 days in advance during probation period.

9.3	If there occurs any of below circumstances, Party B could inform Party A to rescind the contract:

9.31	Party A does not provide working protection or working conditions as agreed in the employment contract.

9.32	Party A does not pay the full amount of salary in time.

9.33	Party A does not pay social insurance fee for Party B according to law.

9.34	Party A’s rules and regulations do not obey laws and regulations and harm Party B’s rights and interests.

9.35	Party A forces Party B to sign or revise this contract disobeying Party B’s true intention by means of swindling, coercing or utilizing the precarious situation Party B is in.

9.36	Party A avoids lawfully designated responsibilities, eliminates Party B’s rights and interests and leads to the invalidity of the contract.

9.37	Party A disobeys mandatory provisions of the laws and administrative regulations and leads to the invalidity of the contract.

9.38	Other circumstances in which Party B could rescind the contract regulated in the laws and administrative regulations.

9.4	Party B could rescind the contract immediately without prior notice to Party A in the circumstances that Party A forces Party B to work by means of violence, threaten or illegal restriction of personal freedom, or Party A breaks rules and regulations and conducts or imposes illegal operations on Party B and does harm to Party B’s personal safety.

9.5	Party A could rescind the contract if Party B falls into one of any below categories:

9.51	To be proved not conform to the employment qualifications in probation period.

9.52	Serious violation of the rules and regulations of Party A.

9.53	Serious dereliction of duty and corruption which leads to great damage to Party A.

9.54	Party B establishes working relations with other employers simultaneously and seriously influences the task of Party A or refuses to correct after Party A’s notice.

9.55	Party B forces Party A to sign or alter this contract disobeying Party A’s true intention by means of swindling, coercing or utilizing the precarious situation Party A is in.

9.56	Have criminal responsibility to be investigated and dealt with in accordance with the law.

9.6	In any circumstance as below, the contract could be rescinded if Party A informs Party B 30 days in advance by written notice or pays extra one month’s salary to Party B:

9.61	Party B is not able to do the original work or other work arranged by Party A after the regulated medical treatment period because of sickness or injury not due to his job.

9.62	Party B is not competent for the job or still not competent for the job after training or position transfer.

9.63	The subjective conditions of the employment contract has significantly changed and lead to the failure of contract execution, in which Party A and Party B could not reach agreement on the alteration of the contract after negotiation.

9.7	In any of circumstances below, Party A needs to reduce more than 20 employees or less than 20 employees but the number taking up more than 10 percent of Party A’s total number of staffs, Party A should explain the situation to the labor union or all the staffs 30 days in advance and reports the reduction plan to the working administrative department after listening to the suggestions of the labor union or the staffs, Party A could lay off the staffs.

9.71	Reorganization according to the regulations of the Law on Enterprise Bankruptcy;

9.72	Have significant difficulties in production and operations.

9.73

During the process of enterprise transformation, significant technology transform or operation method adjustment, the enterprise still needs to lay off staffs after revision to the employment contract.

9.74	The subjective conditions of the employment contract have significantly changed and lead to the failure of contract execution.

9.8	The contract should be terminated if there occurs any of the below circumstances:

9.81	The contract term has come to an end.

9.82	Party B has started to enjoy the basic endowment insurance welfare according to law.

9.83	Party B dies or be announced to be dead or be announced to be missing.

9.84	Party A has been announced bankruptcy by law.

9.85	Party A has been invalidated the business license, ordered to close, withdraw or Party A decides to dissolve ahead of schedule.

9.86	Other circumstances regulated by the laws and administrative regulations.

10.	Economic Compensation

10.1	Party A should pay economic compensation to Party B if it conforms to any of below circumstances:

10.11	Party A proposes to rescind the employment contract according to the rule of clause 9.1 of this contract, and reaches agreement with Party B after negotiation.

10.12	Party B rescinds the employment contract according to the rule of clause 9.3 and clause 9.4 of this contract.

10.13	Party A rescinds the employment contract according to the rule of clause 9.6 of this contract.

10.14	Party A rescinds the employment contract according to the rule of clause 9.7 of this contract.

10.15	Except the circumstance that while Party A maintains or raises the agreed conditions to continue the employment contract but Party B disagrees to continue the contract, the fix-term employment contract be terminated according to the rule of clause 9.81 of this contract.

10.16	Terminating the employment contract according to the rules of clause 9.84 and clause 9.85 of this contract.

10.17	Other circumstances regulated by the laws and administrative regulations.

10.2

In circumstance that any Party rescinds or terminates this contract, the economic compensation should be executed according to the Employment Contract Law and related regulations of the city, the province, and the country. If according to the law, Party A should pay economic compensation to Party B, Party A should pay when Party B finishes the job transfer procedure.

11.	Procedures for Dissolution and Termination of Contract

Both Parties dissolve and terminate this contract, Party B should go through the job transfer procedures as agreed. Party A should provide written proof to Party B according to the law and handle the file and social insurance transfer issues within 15 days for Party B.

12.	Dispute Settlement

Both Parties should try to solve the dispute by negotiation first. If negotiations do not work, the two Parties could seek mediation from the labor union or apply for mediation from the Labor Dispute Mediation Committee of the company; Both Parties could also apply for arbitration directly from Labor Dispute Arbitration Committee. If there is no objection to the arbitration award, both Parties should perform accordingly. The two Parties could conduct a suit to the People's Court if either of them has objection to the arbitration award.

13.	Other Clauses that both Parties Agreed on:

13.1	Below rules and regulations are to be the appendix of this contract: Employee Handbook, Confidentiality Agreement, and various rules and regulations issued by Party A (including the Performance Assessment System).

13.2	Party A has the right to adjust the position of Party B according to the working performance of Party B.

14.	Others Issues

14.1	Uncovered matters of this contract or if any of the clauses of this contract has been against the current laws and regulations, execute according to the current laws and regulations.

14.2	This contract validates from the date of signatures of both Party A and Party B, alteration or procuration endorsement without written authorization are invalidate.

14.3	The contract is in two copies of the same form, each party holds one.

Party A: (Stamp)	Party B: (Signature)

Min She	Yanchun Jiang
Legal representative: (Main Person in Charge)
Date: May 27th, 2009	Date: May 27th, 2009